UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2006

Commission File Number333-124421

HANDHELD ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

California	98-0430675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)
539 Bryant Street, Suite 403, San Franciscio, CA	94107
(Address of principal executive offices)	(Zip code)

(415) 495-6470
(Registrant's telephone number including area code)

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 26, 2006, the Company announced that William J. Bush was appointed Chief Financial Officer and Assistant Secretary. Mr. Bush has been consulting with the company since January 2006 when he joined HandHeld Entertainment as its acting CFO.

Previously, Mr. Bush was the CFO and secretary for International Microcomputer Software, Inc. (OTC BB: IMSI), a developer and distributor of precision design software, content and on-line services from 2002 through 2005. Prior to that, he was Director of Business Development and Corporate Controller for Buzzsaw.com. Mr. Bush was one of the founding members of Buzzsaw.com, a privately held company spun off from Autodesk, Inc. in 1999 that focused on online collaboration, printing and procurement applications. From 1997 to 1999, Bush worked as corporate controller for Autodesk, Inc. (NASDAQ: ADSK), the fourth largest software applications company in the world. Prior to leaving Autodesk, he was instrumental in the creation and spin-off of Buzzsaw.com as one of its founding members. Mr. Bush worked for seven years in public accounting, first with Ernst & Young and later with Price Waterhouse in Munich, Germany.

Mr. Bush will receive an annual salary of $180,000 and will be eligible to participate in all company sponsored benefit plans. Mr. Bush's employment contract has a two year term and shall automatically be extended for successive one (1) year terms thereafter unless, at least sixty (60) days prior to each anniversary of the Effective Date (commencing with the second such anniversary). The contract also includes the following provisions:

1)	Termination of Employment by the Company without or without Cause, Disability, Death or by the Executive for Good Reason after a Change in Control. Under the circumstances defined in the contract, should Mr. Bush be terminated for any of the reasons defined above he would be entitled to certain severance payments ranging from twelve to eighteen months salary plus all earned bonuses. Additionally all unvested restricted stock and options would immediately vest under those circumstances.

2)	Grant of Restricted Stock. On the effective date of the Contract, the Company will grant to Mr. Bush 200,000 restricted shares of Common Stock pursuant to the terms of its equity incentive plan then in effect. The terms of such grant shall include the vesting of 50,000 of such Restricted Shares on the first anniversary of the Effective Date provided that Mr. Bush remains in the employ of the Company through such anniversary date, and the balance of such shares shall vest at such times as shall be determined by the Board (or a committee thereof).

3)	Bonus Program. Mr. Bush shall be eligible to participate in any bonus program implemented for executives of the Company and approved by the Board.

4)	Special Bonus. Not later than the thirtieth (30) day following the effective date of the contract, the Company shall issue Mr. Bush fully vested Common Stock with a Fair Market Value of $137,500 based on the average price of the common stock, as quoted on the exchange upon which it is traded, of the Company in period between the commencement of this contract and the grant of the shares. Such Common Stock shall be subject to any ‘‘lock-up,’’ nontransferability or other similar provisions as the Executive and the Board jointly deem appropriate

5)	Indemnification. The employment contract provides that Mr. Bush is entitled to Indemnification on substantially the same terms provided to the Company's executive officers.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
99.1	Employment Contract (Incorporated herein by reference to the Company’s Registration Statement on Form SB-2 filed with Securities and Exchange Commission on June 26, 2006)
99.2	Press release dated June 26, 2006 announcing appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: July 7, 2006	By:	/s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & Chief Executive Officer